UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43194	39-2631241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Ste 1010, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(646) 493-2993
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on June 8, 2026, BlockchAIn Digital Infrastructure, Inc., a Delaware corporation (the “Company”) closed its public offering (the “Offering”) of 33,333,334 shares of the Company’s Common Stock, par value $0.0001 (the “Common Stock”), at a public offering price of $1.65 per share. Under the terms of the Underwriting Agreement, we granted Lucid Capital Markets, LLC (“Lucid”) an option, exercisable for 45 days following the closing of the Offering, to purchase up to an additional 4,999,999 shares of Common Stock at the public offering price less the underwriting discounts and commissions to cover over-allotments, if any.

On June 15, 2026, Lucid exercised the over-allotment option in full. On June 17, 2026, the Company closed its sale of an additional 4,999,999 shares of Common Stock at a public offering price of $1.65 per share less the underwriting discount, generating additional net proceeds of $7,754,998.45, after deducting underwriting discounts and commissions.

On June 17, 2026, the Company issued to Lucid and its designees warrants to purchase an aggregate of 200,000 shares of Common Stock (the “Representative Warrants”). The Representative Warrants are immediately exercisable upon issuance at an exercise price of $1.815 per share until June 5, 2031.

On June 18, 2026, the Company issued a press release announcing the closing of the over-allotment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated June 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026	BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.

/s/ Jerry Tang
	Name:	Jerry Tang
	Title:	Chief Executive Officer and President

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